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                                                                  EXHIBIT 3.1(a)


                                    FORM OF
                             ARTICLES OF AMENDMENT
                      OF THE ARTICLES OF INCORPORATION OF
                                KFORCE.COM, INC.


         Pursuant to Section 607.1003 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of kforce.com, Inc. (the "Corporation"), are hereby amended according to these Articles of Amendment:

         FIRST: The name of the Corporation is kforce.com, Inc.

         SECOND: Article I of the Articles of Incorporation shall be amended in its entirety to read as follows:

         "The name of the Corporation shall be Kforce Inc."

         THIRD: The foregoing amendment was unanimously approved by the directors of the Corporation on January 26, 2001, and thereafter, was approved by the vote of a sufficient number of the holders of outstanding shares of stock of the Corporation present and entitled to vote at a duly convened annual meeting of the shareholders called in accordance with Section 607.0701, Florida Statutes on June 18, 2001.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 18th day of June, 2001.


                                        KFORCE.COM, INC.


                                        By: /s/ William L. Sanders
                                            ------------------------------------
                                                William L. Sanders
                                                Secretary